                                                                     Exhibit 4.2



                            DOMINION RESOURCES, INC.
                                     Issuer


                                       TO

                               JPMORGAN CHASE BANK
                  (formerly known as The Chase Manhattan Bank)
                                     Trustee


                            -------------------------


                          Tenth Supplemental Indenture

                            Dated as of March 1, 2002


                            -------------------------


                               Up to $330,000,000

                        2002 Series A 5.75% Senior Notes,

                                due May 15, 2008

                               TABLE OF CONTENTS*

        ARTICLE I 2002 SERIES A 5.75% SENIOR NOTES ........................  1

SECTION 101.  Establishment ...............................................  1
SECTION 102.  Definitions .................................................  2
SECTION 103.  Payment of Principal and Interest ...........................  5
SECTION 104.  Denominations ...............................................  6
SECTION 105.  Global Securities ...........................................  7
SECTION 106.  Remarketing. ................................................  7
SECTION 107.  Sinking Fund ................................................ 11
SECTION 108.  Additional Interest ......................................... 11
SECTION 109.  Paying Agent ................................................ 11
SECTION 110.  Limitation on Liens ......................................... 11
SECTION 111.  Tax Event Redemption. ....................................... 14
SECTION 112.  Tax Treatment. .............................................. 15

        ARTICLE II MISCELLANEOUS PROVISIONS ............................... 16

SECTION 201.  Recitals by Company ......................................... 16
SECTION 202.  Ratification and Incorporation of Original Indenture ........ 16
SECTION 203.  Executed in Counterparts .................................... 16
SECTION 204.  Assignment .................................................. 16


______________________

          * This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS TENTH SUPPLEMENTAL INDENTURE is made as of the first day of March, 2002, by and between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the "Company"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan
Bank), a New York banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 1, 2000 (the "Original Indenture"), as heretofore supplemented and amended, with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this Tenth Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Tenth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                        2002 SERIES A 5.75% SENIOR NOTES

     SECTION 101.  Establishment. There is hereby established a new series of
                   -------------
Securities to be issued under the Indenture, to be designated as the Company's 2002 Series A 5.75% Senior Notes, due May 15, 2008 (the "Senior Notes").

     There are to be authenticated and delivered $300,000,000 principal amount of Senior Notes ($330,000,000 aggregate principal amount if the purchaser of the certificates of which the Senior Notes are a part exercises its overallotment option in full) and no further Senior Notes shall be authenticated and delivered except as provided by Sections 304, 305, 306 or 905 of the Original Indenture or by Section 106 hereof.

     The Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto. The
                                                      ---------
entire principal amount of the Senior Notes shall initially be evidenced by one or more certificates issued to JPMorgan Chase Bank, as Purchase Contract Agent under the Purchase Contract Agreement (as defined below).

     The form of the Trustee's Certificate of Authentication for the Senior Notes shall be in substantially the form set forth in Exhibit B hereto.
                                                      ---------

     Each Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     SECTION 102.  Definitions. The following defined terms used herein shall,
                   -----------
unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture, the Purchase Contract Agreement, or the Remarketing Agreement, as the case may be and as the context may require.

     "Applicable Spread" means the spread determined as set forth below, based on the Prevailing Rating of the Senior Notes in effect at the close of business on the Business Day immediately preceding the date of the Failed Remarketing:

     Prevailing Rating                                    Spread
     -----------------                                    ------
     AA/"Aa2" .........................................   3.00%
     A/"A2" ...........................................   4.00%
     BBB/"Baa2" .......................................   5.00%
     Below BBB/"Baa2" .................................   7.00%

     "Business Day" has the meaning set forth in Section 1.1(d) of the Purchase Contract Agreement.

     "Interest Payment Dates" means February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2002.

     "Lien" means any mortgage, lien, pledge, security interest or other encumbrance of any kind.

     "Material Subsidiary" means a Subsidiary of the Company whose total assets (as determined in accordance with GAAP) represent at least 20% of the total assets of the Company on a consolidated basis.

     "Original Issue Date" means March 20, 2002.

     "Outstanding", when used with respect to the Senior Notes, means, as of the date of determination, all Senior Notes, theretofore authenticated and delivered under the Indenture, except:

          (i) Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Senior Notes for whose payment at Maturity the necessary amount of money or money's worth has been theretofore deposited (other than pursuant to Section 402 of the Original Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Notes.

          (iii) Senior Notes with respect to which the Company has effected defeasance or covenant defeasance has been effected pursuant to Section 402 of the Original Indenture; and

          (iv) Senior Notes that have been paid pursuant to Section 306 of the Original Indenture or in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Notes are held by a bona fide purchaser in whose hands such Senior Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Senior Notes for quorum purposes, Senior Notes owned by the Company or any other obligor upon the Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Senior Notes and
(B) that the pledgee is not the Company or any other obligor upon the Senior Notes or an Affiliate of the Company or such other obligor.

     "Pledge Agreement" means the Pledge Agreement, dated as of March 20, 2002, among the Company, Bank One Trust Company, N.A., as Collateral Agent and Securities Intermediary, and JPMorgan Chase Bank, as Purchase Contract Agent.

     "Prevailing Rating," for the purposes of the definition of Applicable Spread, means:

     (i) AA/"Aa2" if the Senior Notes have a credit rating of AA or better by Standard & Poor's Ratings Services ("S&P") and "Aa2" or better by Moody's Investors Service, Inc. ("Moody's") or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

     (ii) if not under clause (i) above, then A/"A2" if the Senior Notes have a credit rating of A or better by S&P and "A2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

     (iii) if not under clauses (i) or (ii) above, then BBB/"Baa2" if the Senior Notes have a credit rating of BBB or better by S&P and "Baa2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent; or

     (iv)  if not under clauses (i), (ii) or (iii) above, then Below BBB/"Baa2".

     Notwithstanding the foregoing, (A) if (i) the credit rating of the Senior Notes by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing", or (ii) the credit rating of the Senior Notes by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain", or, in each case, on any successor list of S&P or Moody's with a comparable designation, the Prevailing Ratings of the Senior Notes shall be deemed to be within a range one full level lower in the table set forth in the definition of Applicable Spread than those actually assigned to the Senior Notes by S&P and Moody's and (B) if the Senior Notes are rated by only one rating agency prior to or on the Remarketing Date, the Prevailing Rating shall at all times be determined without reference to the rating of any other rating agency; provided that if no such rating agency shall have in effect a rating for the Senior Notes and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the Prevailing Rating shall be below BBB/"Baa2".

     "Principal Property" means any plant or facility of the Company located in the United States that in the opinion of the Board of Directors or management of the Company is of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as whole.

     "Purchase Contract Agreement" means the Purchase Contract Agreement, dated as of March 20, 2002, between the Company and JPMorgan Chase Bank, as Purchase Contract Agent.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Senior Notes that are not in book-entry only form, the Regular Record Date shall be the close of business on the 15th Business Day preceding such Interest Payment Date.

     "Remarketing" has the meaning set forth in Section 106.

     "Remarketing Agreement" means the Remarketing Agreement, dated as of March 20, 2002, between the Company and Salomon Smith Barney Inc.

     "Reset Rate" means the interest rate per annum with respect to the Senior Notes that is determined by the Remarketing Agent pursuant to the Remarketing Agreement as follows:

          (i) in connection with a Successful Remarketing, the interest rate determined by the Remarketing Agent sufficient to allow it to remarket the Remarketing Senior Notes at a price at least equal to the Remarketing Value;

          (ii) upon the occurrence of a Failed Remarketing, the Two-Year Benchmark Rate plus the Applicable Spread; or

          (iii) if (a) there are no Pledged Senior Notes to be remarketed and
(b) none of the holders of Separated Senior Notes have elected to have their Senior Notes remarketed in accordance with Section 106 hereof and Section 5.7 of the Pledge Agreement, the Reset Rate shall be the rate determined, in its sole discretion, by the Remarketing Agent, as the rate that, in its judgment, would have been established had a Remarketing been held on the Final Remarketing Date.

     "Separated Senior Notes" means Senior Notes that are not Pledged Senior Notes.

     "Stated Maturity" means May 15, 2008.

     "Telerate" means the Dow Jones Telerate Service.

     "Two-Year Benchmark Rate" means the bid side rate displayed at 10:00 a.m. (New York City time) on the third Business Day preceding the Purchase Contract Settlement Date for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Senior Notes, as agreed upon by the Company and the Remarketing Agent as displayed in the Telerate system or, if the Telerate system is no longer available or, in the judgment of the Remarketing Agent (after consultation with the Company), no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the judgment of the Remarketing Agent (after consultation with the Company) is appropriate. If this rate is not so displayed, the Two-Year Benchmark Rate will be calculated by the Remarketing Agent as the yield to maturity for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Senior Notes, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m. (New York City time) on the third Business Day preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company) (which may include the Remarketing Agent or an Affiliate thereof). However, if, in the judgment of the Remarketing Agent, after consultation with the Company, direct obligations of the United States are no longer appropriate benchmarks for the purpose of setting the Reset Rate if a Failed Remarketing has occurred, the Remarketing Agent and the Company will agree upon another Two-Year Benchmark Rate.

     SECTION 103.  Payment of Principal and Interest. The principal of the
                   ---------------------------------
Senior Notes shall be due at the Stated Maturity. The unpaid principal amount of the Senior Notes shall bear interest at the rate of 5.75% per annum from the Original Issue Date to, but excluding, the earlier of (i) the Remarketing Settlement Date or (ii) the Purchase Contract Settlement Date, and, thereafter, at the Reset Rate to, but excluding, the Stated Maturity of the Senior Notes. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Original Indenture), notice whereof shall be given to Holders of the Senior Notes not less than ten
(10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

     Payments of interest on the Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. However, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

     Payment of the principal and interest on the Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Senior Notes being made upon surrender of such Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. However, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

     SECTION 104.  Denominations. The Senior Notes may be issued in
                   -------------
denominations of $50, or any integral multiple thereof.

     SECTION 105.  Global Securities. The Senior Notes that, in accordance with
                   -----------------
the Purchase Contract Agreement, are no longer part of the Corporate Units will be issued initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Notes registered in such names as the Depositary shall direct.

     SECTION 106.  Remarketing. The Pledged Senior Notes comprising part of
                   -----------
Corporate Units and the Separated Senior Notes of holders of Separated Senior Notes that have elected to participate in the Remarketing shall be remarketed by the Remarketing Agent on the Remarketing Date. All Holders of Pledged Senior Notes that fail to settle the related Purchase Contract through a Cash Settlement or an Early Settlement pursuant to Section 5.9 of the Purchase Contract Agreement thereof shall be deemed to have consented to the disposition of the Pledged Senior Note pursuant to the Remarketing. Each holder of Separated Senior Notes may elect to have all or a portion of its Senior Notes remarketed by notifying the Trustee and the Collateral Agent of the aggregate principal amount of Separated Senior Notes that it wishes to have remarketed prior to 5:00 p.m. (New York City time) on the Election Date. Any notice pursuant to the preceding sentence shall be substantially in the form of Exhibit H to the Purchase Contract Agreement and shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Concurrently with the giving of such notice, the holder of Separated Senior Notes, all or a portion of which is to be remarketed, shall deliver or cause such Separated Senior Notes to be delivered to the Collateral Agent. If the holder of the Separated Senior Notes delivers only such notice but not the Separated Senior Notes subject to the Notice, then none of such holder's Separated Senior Notes shall be included in the Remarketing. Once the holder of Separated Senior Notes elects to participate in the Remarketing, such Separated Senior Notes will be remarketed in the Initial Remarketing, any Subsequent Remarketing and the Final Remarketing, as applicable.

     On the seventh Business Day prior to the Initial Remarketing Date, the Company shall give notice of Remarketing in an Authorized Newspaper, including the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such Treasury security or securities) that must be delivered by Holders of Corporate Units that elect not to participate in the Remarketing pursuant to
Section 5.4(f) of the Purchase Contract Agreement, no later than 5:00 p.m. (New York City time) on the Election Date. Not later than 15 nor more than 30 calendar days prior to the Initial Remarketing Date, the Company shall request the Depositary (or any successor Clearing Agency) to notify, directly or indirectly, each Beneficial Owner or Clearing Agency Participant holding Corporate Units and each Beneficial Owner of a Senior Note not a part of a Corporate Unit of the Remarketing and of the procedures that must be followed in connection with the Remarketing.

     The Purchase Contract Agent shall notify, by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Initial Remarketing Date, the Remarketing Agent, the Collateral Agent, the Trustee and the Company, by use of a notice substantially in the form of Exhibit G of the Purchase Contract Agreement, of the aggregate principal amount of Pledged Senior Notes of Corporate Units Holders to be remarketed on the Initial Remarketing Date or Subsequent Remarketing Date, as applicable, and the Collateral Agent, pursuant to the Pledge Agreement, having separately notified the Remarketing Agent, the Trustee and the Company of the aggregate principal amount of Separated Senior Notes to be included on the Initial Remarketing Date or any Subsequent Remarketing Date, as applicable, by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Initial Remarketing Date, shall concurrently therewith, pursuant to the Pledge Agreement, deliver for Remarketing to the Remarketing Agent all Remarketing Senior Notes. Upon receipt of such notice from the Purchase Contract Agent and the Collateral Agent and such Remarketing Senior Notes from the Collateral Agent, the Remarketing Agent, pursuant to the Remarketing Agreement, will use its commercially reasonable efforts to remarket such Remarketing Senior Notes on such date pursuant to the Remarketing Procedures and the Remarketing Agreement.

     The right of each Holder of Senior Notes to have its Senior Notes tendered for purchase will be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Senior Notes and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

     If there has been a Successful Initial Remarketing or a Successful Subsequent Remarketing, the Remarketing Agent will on the Remarketing Settlement
Date:

     (i)  deduct and retain for itself the Remarketing Fee;

     (ii) use the remaining proceeds attributable to the Pledged Senior Notes from such Successful Remarketing to purchase the Treasury Portfolio described in clauses 1(i) and 2(i) of the definition of Remarketing Value related to the Senior Notes of Holders of Corporate Units that were remarketed;

     (iii) if any Separated Senior Notes were remarketed, remit to the Collateral Agent for payment to the holders of such Separated Senior Notes the amounts specified in clauses 1(ii) and 2(ii) of the definition of Remarketing Value; and

     (iv) if there then remain any proceeds from the Successful Remarketing, after the application of such proceeds as set forth in clauses (i) through (iii) above, then remit any such remaining proceeds to the Purchase Contract Agent for the benefit of holders of the remarketed Senior Notes and to the Collateral Agent for the benefit of the holders of such Separated Senior Notes, on a pro rata basis, provided, however, that if such Successful Remarketing is consummated after 4:30 p.m. (New York City time) on the Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the applications of the proceeds specified above to occur on the Remarketing Settlement Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day.

     If a Successful Final Remarketing shall have occurred, the Remarketing Agent will on the Remarketing Settlement Date or Purchase Contract Settlement Date, as applicable, (i) deduct and retain for itself the Remarketing Fee, (ii) cause the remaining proceeds of the Remarketing with respect to the Pledged Senior Notes in an amount equal to the aggregate principal amount of such Senior Notes to be delivered to the Collateral Agent, on the Remarketing Settlement Date, (iii) if any Separated Senior Notes were remarketed, remit to the Collateral Agent for payment to the holders of such Separated Senior Notes sold in the Remarketing the remaining proceeds from such Successful Remarketing attributable to the Separated Senior Notes in an amount equal to the principal amount of such Senior Notes and (iv) if there remain any proceeds from such Successful Remarketing, after the application of such proceeds as set forth in clauses (i) through (iii) of this sentence, then remit such remaining proceeds to the Purchase Contract Agent for the benefit of the holders of the Pledged Senior Notes and to the Collateral Agent for the benefit of holders of Separated Senior Notes, on a pro rata basis, provided, however, that if the Successful Final Remarketing is consummated after 4:30 p.m. (New York City time) on the Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the application of the proceeds specified above to occur on the Remarketing Settlement Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day.

     If a Successful Remarketing occurs, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing in the case of clause (i)):

     (i) the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, the Depositary, and the Trustee of the Reset Rate determined in the Remarketing;

     (ii) each purchaser (or the Depositary Participant thereof) of Senior Notes in the Remarketing of the Reset Rate and the number of Senior Notes such purchaser is to purchase; and

     (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary.

     If a Failed Remarketing occurs, the Remarketing Agent and the Company, as applicable, shall take the following actions:

     (i) The Remarketing Agent shall notify by telephone the Company, the Purchase Contract Agent, the Collateral Agent and the Trustee, that a Failed Remarketing has occurred, whereupon the Company shall notify the Clearing Agency, by telephone, that a Failed Remarketing has occurred.

     (ii) The Company shall cause a notice of the Failed Remarketing to be sent to the holders of all Senior Notes and to be published in an Authorized Newspaper in New York City, in each case, no later than the Business Day immediately preceding Purchase Contract Settlement Date.

     (iii) The Remarketing Agent shall determine the Reset Rate in accordance with clause (ii) of the Reset Rate definition.

     (iv) The Remarketing Agent shall remit the Pledged Senior Notes that were to be remarketed and the Separated Senior Notes that were to be remarketed to the Collateral Agent.

     Notwithstanding anything herein to the contrary, the Reset Rate shall in no event exceed the maximum rate, if any, permitted by applicable law.

     In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date or the Purchase Contract Settlement Date, as applicable, the transactions described above with respect to each Senior Notes remarketed in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Remarketed Senior Notes delivered by book entry as necessary to effect purchases and sales of such Remarketed Senior Notes. The Depositary shall make payment in accordance with its normal procedures.

     If any Holder of Senior Notes selling Senior Notes in the Remarketing fails to deliver such Senior Notes, the direct or indirect Depositary Participant of such selling Holder and of any other Person who was to have purchased Senior Notes in the Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such direct or indirect Depositary Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

     The Remarketing Agent is not obligated to purchase any Senior Notes that otherwise would remain unsold in the Remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Senior Notes for Remarketing.

     Under the Remarketing Agreement, the Company, in its capacity as issuer of the Senior Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, other than the Remarketing Fee.

     The settlement procedures set forth herein, including provisions for payment by purchasers of the Remarketed Senior Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Remarketed Senior Notes at the time of the Remarketing, to facilitate the remarketing of the Remarketed Senior Notes in certificated form, and shall provide for the authentication and delivery of Senior Notes in a principal amount equal to the unremarketed portion of such Senior Notes. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

     SECTION 107.  Sinking Fund. The Senior Notes shall not have a sinking fund.
                   ------------

     SECTION 108.  Additional Interest. Any principal of and installment of
                   -------------------
interest on the Senior Notes that is overdue shall bear interest at the rate of 5.75% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

     SECTION 109.  Paying Agent. The Trustee shall initially serve as Paying
                   ------------
Agent with respect to the Senior Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.

     SECTION 110.  Limitation on Liens. The Company will not, while any of the
                   -------------------
Senior Notes remain Outstanding, create, or suffer to be created or to exist, any Lien upon any Principal Property of the Company or upon any shares of stock of any Material Subsidiary of the Company, whether such Principal Property is, or shares of stock are, now owned or hereafter acquired, to secure any indebtedness for borrowed money of the Company, unless it shall make effective provision whereby the Senior Notes then Outstanding shall be secured by such Lien equally and ratably with any and all indebtedness for borrowed money thereby secured so long as any such indebtedness shall be so secured; provided, however, that nothing in this Section shall be construed to prevent the Company from creating, or from suffering to be created or to exist, any Liens, or any agreements, with respect to:

     (1) purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances of any kind upon property hereafter acquired by the Company, or Liens of any kind existing on any property or any shares of stock at the time of the acquisition thereof (including Liens which exist on any property or any shares of stock of a Person which is consolidated with or merged with or into the Company or which transfers or leases all or substantially all of its properties to the Company), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired; provided, however, that no such Lien shall extend to or cover any other property of the Company;

     (2) Liens upon any property of the Company or any shares of stock of any Material Subsidiary of the Company existing as of the date of the initial issuance of the Senior Notes or upon the shares of stock of any corporation, which Liens existed at the time such corporation became a Material Subsidiary of the Company; liens for taxes or assessments or other governmental charges or levies; pledges to secure other governmental charges or levies; pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party; pledges or deposits to secure public or statutory obligations of the Company; builders', materialmen's, mechanics', carriers', warehousemen's, workers', repairmen's, operators', landlords' or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; other pledges or deposits for similar purposes in the ordinary course of business; liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings; liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred; liens incurred in connection with repurchase, swap or other similar agreements (including, without limitation, commodity price, currency exchange and interest rate protection agreements); leases made, or existing on property acquired, in the ordinary course of business; liens securing industrial revenue or pollution control bonds; liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of the Company, including the Senior Notes; liens created in connection with, and created to secure, a non-recourse obligation; zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property for the purpose of such business;

     (3) Liens in favor of the United States, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type;

     (4) indebtedness which may be issued by the Company in connection with a consolidation or merger of the Company or any Material Subsidiary of the

          Company with or into any other Person (which may be an Affiliate of the Company or any Material Subsidiary of the Company) in exchange for or otherwise in substitution for secured indebtedness of such Person ("Third Party Debt") which by its terms (i) is secured by a mortgage on all or a portion of the property of such Person, (ii) prohibits secured indebtedness from being incurred by such Person, unless the Third Party Debt shall be secured equally and ratably with such secured indebtedness or (iii) prohibits secured indebtedness from being incurred by such Person;

     (5) indebtedness of any Person which is required to be assumed by the Company in connection with a consolidation or merger of such Person, with respect to which any property of the Company is subjected to a Lien;

     (6) Liens of any kind upon any property acquired, constructed, developed or improved by the Company (whether alone or in association with others) after the date of the initial issuance of the Senior Notes which are created prior to, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Company other than theretofore unimproved real property;

     (7) Liens in favor of the Company, one or more Material Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing in combination;

     (8) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to above in clauses (1) through (7) inclusive, or the replacement, extension or renewal (not exceeding the principal amount of indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

     (9) any other Lien not excepted by the foregoing clauses (1) through (8); provided that immediately after the creation or assumption of such Lien, the aggregate principal amount of indebtedness for borrowed money of the Company secured by all Liens created or assumed under the provisions of this clause (9) shall not exceed an amount equal to 10% of the common shareholders' equity of the Company, as shown on its consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such Lien.

     This Section 110 has been included in this Tenth Supplemental Indenture expressly and solely for the benefit of the Senior Notes and shall be subject to covenant defeasance pursuant to Section 402(3) of the Original Indenture.

     SECTION 111.  Tax Event Redemption. If a Tax Event shall occur and be
                   --------------------
continuing, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the Redemption Price (as defined in the Purchase Contract Agreement). Installments of interest on the Senior Notes which are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Senior Notes registered as such at the close of business on the Regular Record Date for such interest payment.

     If the Company exercises its option to redeem the Senior Notes following the occurrence of a Tax Event prior to the Initial Remarketing Date, or if there has not been a Successful Initial Remarketing or a Successful Subsequent Remarketing, prior to the Purchase Contract Settlement Date, the Company shall in the notice to the Trustee pursuant to Section 105 of the Original Indenture specify the Redemption Price. Upon the specification of the Redemption Price by the Company, the Company shall appoint the Quotation Agent to assemble the Redemption Treasury Portfolio in consultation with the Company. The Collateral Agent shall then apply, out of the aggregate Redemption Price for the Pledged Senior Notes, an amount equal to the aggregate Redemption Amount for the Pledged Senior Notes to purchase on behalf of the Holders of Corporate Units the Redemption Treasury Portfolio and promptly remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the Holders of such Corporate Units. The Redemption Treasury Portfolio will be substituted for the Pledged Senior Notes, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase Common Stock of the Company under the Purchase Contract constituting a part of such Corporate Unit.

     If a Tax Event Redemption occurs after the Remarketing Settlement Date or the Purchase Contract Settlement Date, payment of the Redemption Price to each Holder of Senior Notes shall be made by the Trustee (subject to its receipt of funds), no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds (provided the necessary wire instructions have been provided to the Trustee at least 15 days prior to the Tax Event Redemption Date) at such place and to such account as may be designated by each such Holder of Senior Notes, including the Collateral Agent. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Senior Notes, then, on such Tax Event Redemption Date, such Senior Notes will cease to be Outstanding.

     The Trustee shall have no duty or liability to determine or verify the Redemption Price. Notice of any redemption will be mailed at least 20 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Senior Notes to be repaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Senior Notes, whether or not such Senior Notes have been received by the Company, and all other rights of the Holders in respect of the Senior Notes shall terminate and lapse (other than the right to receive the

Redemption Price upon delivery of such Senior Notes but without interest on such Redemption Price).

     SECTION 112.  Tax Treatment. The Company agrees, and by purchasing a
                   -------------
beneficial ownership interest in the Senior Notes each Holder of the Senior Notes will be deemed to have agreed, for United States federal income tax purposes (i) to treat the acquisition of a Corporate Unit as the acquisition of a unit consisting of a stock purchase contract and a note issued by the Company and to treat the Senior Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule" within the meaning of the Contingent Payment Regulations, with respect to the Senior Notes. The Company has determined that the comparable yield is an annual rate of 6.364% compounded quarterly. Based on the comparable yield, the projected payment schedule per Senior Note is $0.44 for the period ending on May 15, 2002; $0.72 for each subsequent quarter ending on or prior to the Initial Remarketing Date; $0.98 for each quarter ending after the Initial Remarketing Date; and $50.98 at maturity.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

     SECTION 201.  Recitals by Company. The recitals in this Tenth Supplemental
                   -------------------
Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Senior Notes and of this Tenth Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202.  Ratification and Incorporation of Original Indenture. As
                   ----------------------------------------------------
supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Tenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 203.  Executed in Counterparts. This Supplemental Indenture may be
                   ------------------------
executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 204.  Assignment. The Company shall have the right at all times to
                   ----------
assign any of its rights or obligations under the Indenture with respect to the Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

                                        DOMINION RESOURCES, INC.


                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________



                                        JPMORGAN CHASE BANK, as Trustee


                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________

                                    EXHIBIT A

                                     FORM OF
                        2002 SERIES A 5.75% SENIOR NOTE,
                                DUE MAY 15, 2008

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.,] HAS AN INTEREST HEREIN.]**

     [THIS SERIES A SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES A SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES A SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**

                     =====================================
                            DOMINION RESOURCES, INC.
                     =====================================
                                        $
                        2002 SERIES A 5.75% SENIOR NOTE,
                                DUE MAY 15, 2008

No.                                                       CUSIP No. 25746U AH 2


     Dominion Resources, Inc., a corporation duly organized and existing under the laws of Virginia (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.] **, or registered assigns (the "Holder"), the principal sum of ____________ Dollars ($_____)[, or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto,]*** on May 15, 2008 and to pay interest thereon from March 20, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears

__________________

** Insert in Global Securities.

*** Insert in Global Securities and Pledged Senior Notes.

on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2002, at the rate of 5.75% per annum to, but excluding, the earlier of
(i) the Remarketing Settlement Date or (ii) the Purchase Contract Settlement Date, and, thereafter, at the Reset Rate to, but excluding, the Stated Maturity of the Senior Notes. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day preceding such Interest Payment Date; provided that interest payable at the Stated Maturity of principal will be paid to the Person to whom principal is payable. With respect to Senior Notes that are not in book-entry only form, the Regular Record Date shall be the close of business on the 15/th/ Business Day preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payments of interest on the Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. However, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

     Payment of the principal of and interest on this Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Senior Note being made upon surrender of such Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

     Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:                                  Dominion Resources, Inc.



                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________

                          CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        JPMORGAN CHASE BANK,
                                        as Trustee

                                        By: ________________________________
                                            Authorized Officer

                        [REVERSE OF SERIES A SENIOR NOTE]

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 2000, as heretofore supplemented and amended and as further supplemented by a Tenth Supplemental Indenture dated as of March 20, 2002 (collectively, as amended or supplemented from time to time, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the "Senior Notes") which is limited in aggregate principal amount to $300,000,000 (subject to increase to $330,000,000 if the related overallotment option is exercised in full).

     The Reset Rate shall be equal to the rate per annum that results from:

     (i) in connection with a Successful Remarketing, the interest rate determined by the Remarketing Agent sufficient to allow it to remarket the Remarketing Senior Notes at a price at least equal to the Remarketing Value;

     (ii) upon the occurrence of a Failed Remarketing, the Two-Year Benchmark Rate plus the Applicable Spread; or

     (iii) if (a) there are no Pledged Senior Notes to be remarketed and (b) none of the holders of Separated Senior Notes have elected to have their Senior Notes remarketed in accordance with Section 106 hereof and Section 5.7 of the Pledge Agreement, the Reset Rate shall be the rate determined, in its sole discretion, by the Remarketing Agent, as the rate that, in its judgment, would have been established had a Remarketing been held on the Final Remarketing Date.

     The term "Two-Year Benchmark Rate" shall mean the bid side rate displayed at 10:00 a.m. (New York City time) on the third Business Day preceding the Purchase Contract Settlement Date for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Senior Notes, as agreed upon by the Company and the Remarketing Agent as displayed in the Telerate system or, if the Telerate system is no longer available or, in the judgment of the Remarketing Agent (after consultation with the Company), no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the judgment of the Remarketing Agent (after consultation with the Company) is appropriate. If this rate is not so displayed, the Two-Year Benchmark Rate will be calculated by the Remarketing Agent as the yield to maturity for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Senior Notes, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m. (New York City time) on the third Business Day preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company) (which may include the Remarketing Agent or an Affiliate thereof). However, if, in the judgment of the

Remarketing Agent, after consultation with the Company, direct obligations of the United States are no longer appropriate benchmarks for the purpose of setting the Reset Rate if a Failed Remarketing has occurred, the Remarketing Agent and the Company will agree upon another Two-Year Benchmark Rate.

     The term "Applicable Spread" shall mean the spread determined as set forth below, based on the Prevailing Rating of the Senior Notes in effect at the close of business on the Business Day immediately preceding the date of the Failed
Remarketing:

     Prevailing Rating                                   Spread
     -----------------                                   ------

     AA/"Aa2" .........................................  3.00%

     A/"A2" ...........................................  4.00%

     BBB/"Baa2" .......................................  5.00%

     Below BBB/"Baa2" .................................  7.00%

     For purposes of this definition, the term "Prevailing Rating" of the Senior Notes shall mean:

     (w) AA/"Aa2" if the Senior Notes have a credit rating of AA or better by Standard & Poor's Ratings Services ("S&P") and "Aa2" or better by Moody's Investors Service, Inc. ("Moody's") or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

     (x) if not under clause (w) above, then A/"A2" if the Senior Notes have a credit rating of A or better by S&P and "A2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

     (y) if not under clauses (w) or (x) above, then BBB/"Baa2" if the Senior Notes have a credit rating of BBB or better by S&P and "Baa2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent; or

     (z) if not under clauses (w), (x) or (y) above, then Below BBB/"Baa2".

Notwithstanding the foregoing, (A) if (i) the credit rating of the Senior Notes by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing", or (ii) the credit rating of the Senior Notes by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain", or, in each case, on any successor list of S&P or Moody's with a comparable designation, the Prevailing Ratings of the Senior Notes shall be deemed to be within a range one full level lower in the above table than those actually assigned to the Senior Notes by S&P and Moody's and (B) if the Senior Notes are rated by only one rating agency prior to or on the Remarketing Date, the Prevailing Rating shall at all times be determined without reference to the rating of any other rating agency; provided that if no such rating agency shall have in effect a rating for the Senior Notes and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the Prevailing Rating shall be below BBB/"Baa2".

     The Senior Notes shall not be entitled to any sinking fund and shall not be redeemable prior to Stated Maturity.

     If an Event of Default with respect to Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Pledged Senior Notes comprising part of Corporate Units and the Separated Senior Notes of holders of Separated Senior Notes that have elected to participate in the Remarketing shall be remarketed by the Remarketing Agent on the Remarketing Date. All Holders of Pledged Senior Notes that fail to settle the related Purchase Contract through a Cash Settlement or an Early Settlement pursuant to Section 5.9 of the Purchase Contract Agreement thereof shall be deemed to have consented to the disposition of the Pledged Senior Note pursuant to the Remarketing. Each holder of Separated Senior Notes may elect to have all or a portion of its Senior Notes remarketed by notifying the Trustee and the Collateral Agent of the aggregate principal amount of Separated Senior Notes that it wishes to have remarketed prior to 5:00 p.m. (New York City time) on the Election Date. Any notice pursuant to the preceding sentence shall be substantially in the form of Exhibit H to the Purchase Contract Agreement and shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Concurrently with the giving of such notice, the holder of Separated Senior Notes, all or a portion of which is to be remarketed, shall deliver or cause such Separated Senior Notes to be delivered to the Collateral Agent. If the holder of the Separated Senior Notes delivers only such notice but not the Separated Senior Notes subject to the Notice, then none of such holder's Separated Senior Notes shall be included in the Remarketing. Once the holder of Separated Senior Notes elects to participate in the Remarketing, such Separated Senior Notes will be remarketed in the Initial Remarketing, the Subsequent Remarketing and the Final Remarketing, as applicable.

     On the seventh Business Day prior to the Initial Remarketing Date, the Company shall give notice of Remarketing in an Authorized Newspaper, including the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such Treasury security or securities) that must be delivered by Holders of Corporate Units that elect not to participate in the Remarketing pursuant to Section 5.4(f) of the Purchase Contract Agreement, no later than 5:00 p.m. (New York City time) on the Election Date. Not later than 15 nor more than 30 calendar days prior to the Initial Remarketing Date, the Company shall request the Depositary (or any successor Clearing Agency) to notify, directly or indirectly, each Beneficial Owner or Clearing Agency Participant holding Corporate Units and each Beneficial Owner of a Senior Note not a part of a Corporate Unit of the Remarketing and of the procedures that must be followed in connection with the Remarketing.

     The Purchase Contract Agent shall notify, by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Initial Remarketing Date, the Remarketing Agent, the Collateral Agent, the Trustee and the Company, by use of a notice substantially in the form of Exhibit G of the Purchase Contract Agreement, of the aggregate principal amount of Pledged Senior Notes of Corporate Units Holders to be remarketed on the Initial Remarketing Date or Subsequent Remarketing Date, as applicable, and the Collateral Agent, pursuant to the Pledge Agreement, having separately notified the Remarketing Agent, the Trustee and the Company of the aggregate principal amount of Separated Senior Notes to be included on the Initial Remarketing Date or Subsequent Remarketing Date, as applicable, by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Initial Remarketing Date, shall concurrently therewith, pursuant to the Pledge Agreement, deliver for Remarketing to the Remarketing Agent all Remarketing Senior Notes. Upon receipt of such notice from the Purchase Contract Agent and the Collateral Agent and such Remarketing Senior Notes from the Collateral Agent, the Remarketing Agent, pursuant to the Remarketing Agreement, will use its commercially reasonable efforts to remarket such Remarketing Senior Notes on such date pursuant to the Remarketing Procedures and the Remarketing Agreement.

     The right of each Holder of Senior Notes to have its Senior Notes tendered for purchase will be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Senior Notes and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

     If there has been a Successful Initial Remarketing or a Successful Subsequent Remarketing, the Remarketing Agent will on the Remarketing Settlement
Date:

     (i)   deduct and retain for itself the Remarketing Fee;

     (ii) use the remaining proceeds attributable to the Pledged Senior Notes from such Successful Remarketing to purchase the Treasury Portfolio described in clauses 1(i) and 2(i) of the definition of Remarketing Value related to the Senior Notes of Holders of Corporate Units that were remarketed;

     (iii) if any Separated Senior Notes were remarketed, remit to the Collateral Agent for payment to the holders of such Separated Senior Notes the amounts specified in clauses 1(ii) and 2(ii) of the definition of Remarketing Value; and

     (iv) if there then remain any proceeds from such Successful Remarketing, after the application of such proceeds as set forth in clauses (i) through (iii) above, then remit any such remaining proceeds to the Purchase Contract Agent for the benefit of holders of the remarketed Senior Notes and to the Collateral Agent for the benefit of the holders of such Separated Senior Notes, on a pro rata basis, provided, however, that if such Successful Remarketing is consummated after 4:30 p.m. (New York City time) on the Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the applications of the proceeds specified above to occur on the Remarketing Settlement Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day.

     If a Successful Final Remarketing shall have occurred, the Remarketing Agent will on the Remarketing Settlement Date or Purchase Contract Settlement Date, as applicable, (i) deduct and retain for itself the Remarketing Fee, (ii) cause the remaining proceeds of the Remarketing with respect to the Pledged Senior Notes in an amount equal to the aggregate principal amount of such Senior Notes to be delivered to the Collateral Agent, on the Remarketing Settlement Date, (iii) if any Separated Senior Notes were remarketed, remit to the Collateral Agent for payment to the holders of such Separated Senior Notes sold in the Remarketing the remaining proceeds from such Successful Remarketing attributable to the Separated Senior Notes in an amount equal to the principal amount of such Separated Senior Notes and (iv) if there remain any proceeds from such Successful Remarketing, after the application of such proceeds as set forth in clauses (i) through (iii) of this sentence, then remit such remaining proceeds to the Purchase Contract Agent for the benefit of the holders of the Pledged Senior Notes and to the Collateral Agent for the benefit of holders of Separated Senior Notes, on a pro rata basis, provided, however, that if such Successful Final Remarketing is consummated after 4:30 p.m. (New York City time) on the Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the application of the proceeds specified above to occur on the Remarketing Settlement Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day.

     If a Successful Remarketing occurs, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing in the case of clause (i)):

     (i) the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, the Depositary, and the Trustee of the Reset Rate determined in the Remarketing;

     (ii) each purchaser (or the Depositary Participant thereof) of Senior Notes in the Remarketing of the Reset Rate and the number of Senior Notes such purchaser is to purchase; and

     (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary.

     If a Failed Remarketing occurs, the Remarketing Agent and the Company, as applicable, shall take the following actions:

     (i) The Remarketing Agent shall notify by telephone the Company, the Purchase Contract Agent, the Collateral Agent and the Trustee, that a Failed Remarketing has occurred, whereupon the Company shall notify the Clearing Agency, by telephone, that a Failed Remarketing has occurred.

     (ii) The Company shall cause a notice of the Failed Remarketing to be sent to the holders of all Senior Notes and to be published in an Authorized Newspaper in New York City, in each case, no later than the Business Day immediately preceding Purchase Contract Settlement Date.

     (iii) The Remarketing Agent shall determine the Reset Rate in accordance with clause (ii) of the Reset Rate definition.

     (iv) The Remarketing Agent shall remit the Pledged Senior Notes that were to be remarketed and the Separated Senior Notes that were to be remarketed to the Collateral Agent.

     Notwithstanding anything herein to the contrary, the Reset Rate shall in no event exceed the maximum rate, if any, permitted by applicable law.

     In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date or the Purchase Contract Settlement Date, as applicable, the transactions described above with respect to each Senior Notes remarketed in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Remarketed Senior Notes delivered by book entry as necessary to effect purchases and sales of such Remarketed Senior Notes. The Depositary shall make payment in accordance with its normal procedures.

     If any Holder of Senior Notes selling Senior Notes in the Remarketing fails to deliver such Senior Notes, the direct or indirect Depositary Participant of such selling Holder and of any other Person who was to have purchased Senior Notes in the Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such direct or indirect Depositary Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

     The Remarketing Agent is not obligated to purchase any Senior Notes that otherwise would remain unsold in the Remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Senior Notes for Remarketing.

     Under the Remarketing Agreement, the Company, in its capacity as issuer of the Senior Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, other than the Remarketing Fee.

     The settlement procedures set forth herein, including provisions for payment by purchasers of the Remarketed Senior Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Remarketed Senior Notes at the time of the Remarketing, to facilitate the remarketing of the Remarketed Senior Notes in certificated form, and shall provide for the authentication and delivery of Senior Notes in a principal amount equal to the unremarketed portion of such Senior Notes. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

     If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the Redemption Price. Installments of interest on the Senior Notes which are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Senior Notes registered as such at the close of business on the Regular Record Date for such interest payment.

     Each Holder of Senior Notes is deemed to have agreed to be bound by the Company's determination of the comparable yield and projected payment schedule for the Senior Notes for United Stated federal income tax purposes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes, the Holders of not less than a majority in principal amount of the Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

     No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Senior Notes are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Senior Note that are defined in the Indenture or the Purchase Contract Agreement, as the case may be, shall have the meanings assigned to them in the Indenture or the Purchase Contract Agreement, as the case may be and as the context may require.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                       as tenants in common

TEN ENT -                       as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -             ________________________________ Custodian for
                                (Cust)


                                ________________________________
                                (Minor)

                                Under Uniform Gifts to Minors Act of


                                ________________________________
                                (State)


Additional abbreviations may also be used though not on the above list.
__________________________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

______________________________________________________________________________.

     (please insert Social Security or other identifying number of assignee)

______________________________________________________________________________.

______________________________________________________________________________.

______________________________________________________________________________.


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________.

______________________________________________________________________________.

______________________________________________________________________________.



______________________________________________________________________________.

______________________________________________________________________________.

______________________________________________________________________________.

agent to transfer said Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____



                                                ______________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

        [TO BE ATTACHED TO GLOBAL CERTIFICATES AND PLEDGED SENIOR NOTES]

                       SCHEDULE OF INCREASES OR DECREASES

          The following increases or decreases in this [Global
Certificate][Pledged Senior Note] have been made:

----------------------------------------------------------------------------------------------------------------
                                                                      Principal amount of
                       Amount of decrease in  Amount of increase in       Senior Notes
                        principal amount of    principal amount of      evidenced by the
                            Senior Notes           Senior Notes             [Global            Signature of
                          evidenced by the       evidenced by the     Certificate][Pledged  authorized officer
                              [Global                [Global              Senior Note]         of Trustee or
                        Certificate][Pledged   Certificate][Pledged      following such         Securities
         Date               Senior Note]           Senior Note]       decrease or increase       Custodian
----------------------------------------------------------------------------------------------------------------

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

                                    EXHIBIT B
                          CERTIFICATE OF AUTHENTICATION


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        JPMORGAN CHASE BANK,
                                        as Trustee


                                        By: ________________________________
                                            Authorized Officer